Exhibit 99

CACI Issues Guidance for its Fiscal Year 2013

FY 2013 diluted EPS projected to be $6.60 to $6.90

FY 2013 net income projected to be $160 million to $167 million

FY 2013 revenue projected to be $3.8 billion to $4.0 billion

FY 2012 revenue and net income guidance reiterated

ARLINGTON, Va.--(BUSINESS WIRE)--June 6, 2012--CACI International Inc (NYSE: CACI), a leading professional services and information technology solutions provider to the federal government, issued its guidance for its Fiscal Year 2013 (FY13), which begins July 1, 2012, and reiterated its Fiscal Year 2012 (FY12) revenue and net income guidance.

Guidance for Fiscal Year 2013

For FY13, we expect revenue to be between $3.8 billion and $4.0 billion. We expect net income to be between $160 million and $167 million and that diluted earnings per share (EPS) will be between $6.60 and $6.90. We expect that operating cash flow for the year will be approximately $225 million. FY13 guidance includes the effect of the new four million share repurchase program announced today but does not include any impact from future acquisitions.

We would like to remind investors that, when comparing our FY13 net income guidance with our FY12 net income, two material one-time events occurred in FY12 that positively impacted our results. The first one-time event was a large commercial product sale that generated $6 million of net income. The second one-time event was the greater-than-expected profitability on a large fixed price contract, which generated $7 million in additional net income.

The table below summarizes our FY13 guidance ranges and represents our views as of June 6, 2012:

(In millions except for earnings per share)	Fiscal Year 2013
Revenue	$3,800 - $4,000
Net income attributable to CACI	$160 - $167
Effective corporate tax rate	39.5%
Diluted earnings per share	$6.60 - $6.90
Diluted weighted average shares	24.2

Commentary

Paul Cofoni, CACI’s President and Chief Executive Officer, said, “We are pleased to inform our investor community that CACI’s FY13 guidance reflects our confidence in delivering positive revenue and earnings growth. Our rigorous and comprehensive strategic planning process gives us great confidence in our FY13 guidance.

“Our FY13 guidance reflects both market realities and our belief in the company’s capacity to continue to grow. We see many opportunities in our specific markets and core capabilities to maintain leading performance despite industry headwinds. For FY13, we expect low-to-mid single-digit growth in revenue and mid-to-high single-digit growth in net income. We are confident that direct labor growth, the most important driver of our bottom-line performance which has contributed to our improved operating margin, will continue for the balance of this fiscal year and into FY13. This confidence is driven by our highest ever inventory of submitted proposals, more than 400 firm open hiring requisitions, strong funded backlog, and our expectation that contract awards will exceed a record $4 billion in FY12.

“With our large addressable market, CACI is well positioned to meet the demands of the government’s highest priorities and expand into additional robust growth areas. Our innovative solutions and excellent program performance have established trusted business relationships in which our clients know they can rely on CACI to serve them in achieving their critical missions supporting our nation’s security and enhancing government services.

“We remain optimistic in our agility and competitiveness in the high-priority markets of defense, intelligence, homeland security, and government transformation, with the expectation of higher growth opportunities in transformation, cyberspace, healthcare IT, and Special Operations in FY13.”

FY12 Revenue and Net Income Guidance Reiterated

We are reiterating the FY12 revenue and net income guidance we issued on May 2, 2012. The table below summarizes our FY12 guidance ranges and represents our views as of June 6, 2012:

(In millions except for earnings per share)	Fiscal Year 2012
Revenue	$3,730 - $3,830
Net income attributable to CACI	$163 - $169
Effective corporate tax rate	39.5%
Diluted earnings per share	$5.80 - $6.01
Diluted weighted average shares	28.1

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, June 7, 2012. Interested parties can listen to the conference call and view accompanying exhibits over the Internet by logging on to CACI’s Internet site at www.caci.com at the scheduled time. You may also dial in to 1-877- 303-9143, confirmation code 82814812. A replay of the call will be available over the Internet beginning on June 7th, and can be accessed through CACI’s homepage by clicking on the Investors button.

About CACI

Celebrating our 50th year in business, CACI sustains an exceptional record of success by providing professional services and IT solutions needed to prevail in the areas of defense, intelligence, homeland security, and IT modernization and government transformation. We deliver enterprise IT and network services; data, information, and knowledge management services; business system solutions; logistics and material readiness; C4ISR solutions and services; cyber solutions; integrated security and intelligence solutions; and program management and SETA support services. CACI solutions help federal clients provide for national security, improve communications and collaboration, secure information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. A member of the Fortune 1000 Largest Companies and the Russell 2000 index, CACI provides dynamic careers for approximately 14,600 employees working in over 120 offices in the U.S. and Europe. Visit CACI on the web at www.caci.com and www.asymmetricthreat.net.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and globally (including the impact of uncertainty regarding U.S. debt limits and actions taken related thereto); terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; valuation of contingent consideration in connection with business combinations; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, or in the event of a priority need for funds, such as homeland security, the war on terrorism, or an economic stimulus package; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other government entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

CACI-Financial

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President, Corporate Communications
703-841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President, Investor Relations
866-606-3471
ddragics@caci.com